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                              AMENDMENT NO. 2 TO
                             EMPLOYMENT AGREEMENT


     The Employment Agreement entered into by and between WellPoint Health Networks Inc. (the "Company") and Leonard D. Schaeffer ("Executive") effective as of January 22, 1997, as amended by that certain Amendment No. 1 effective as of September 1, 1997 (as amended, the "Employment Agreement"), is hereby further amended as of May 1, 1998 as follows:

     1. The first sentence appearing in Section 8.a is hereby deleted in its entirety and replaced with the following language:

          "In the event of a change of control of the Company, including a 'Change-in-Control' as defined in the WellPoint Health Networks Inc. Officer Change-in-Control Plan effective as of February 12, 1998 or any subsequently adopted similar plan, Executive shall not lose any of the rights, privileges or guarantees provided to Executive by this Agreement."

     2. Except as set forth herein, terms used in this Amendment and not defined herein shall have the same meaning as they do in the Employment Agreement.

     3. Except as amended above, the terms and conditions of the Employment Agreement shall continue in full force and effect.


                                   WELLPOINT HEALTH NETWORKS INC.


                                   By:  /s/ Stephen L. Davenport
                                        -----------------------------------
                                        Stephen L. Davenport,
                                        Chairperson, Compensation Committee

                                    /s/ Leonard D. Schaeffer
                                   ----------------------------------------
                                   EXECUTIVE